SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

Oritani Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34786	30-0628335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

370 Pascack Road, Township of Washington, New Jersey	07676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:           (201) 664-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.

On September 9, 2015, Oritani Bank, the banking subsidiary of Oritani Financial Corp., and certain of the Bank's affiliates, entered into an agreement to sell its interest in seven joint venture entities that owned and operated multifamily apartment properties in New Jersey and eastern Pennsylvania.  The expected pretax gain on the transaction is approximately $22 million and the estimated after tax gain is approximately $14 million.  Subject to the satisfaction of certain conditions, the anticipated closing date for the transaction is October 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORITANI FINANCIAL CORP.
DATE: September 9, 2015	By:	/s/ Kevin J. Lynch
Kevin J. Lynch
President and Chief Executive Officer